                                                                      EXHIBIT 18


                             EXCELSIOR FUNDS, INC.
                                (THE "COMPANY")

       AMENDED AND RESTATED PLAN PURSUANT TO RULE 18F-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM
                         ----------------------------


                                I. INTRODUCTION
                                ---------------


     On February 23, 1995, the Securities and Exchange Commission (the "Commission") adopted Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under
Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among classes, including the various services offered to shareholders, different distribution arrangements for each class, methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 19, 1995, the Board of Directors of the Company initially authorized the Company to operate a multi-class distribution structure in compliance with Rule 18f-3. This Plan pursuant to Rule 18f-3 is hereby amended and restated as of May 16, 1997.


                           II. ATTRIBUTES OF CLASSES
                           -------------------------

A.  Generally
    ---------

     The Company is initially authorized to offer two classes of shares under this Plan as follows:

     Equity Funds
     ------------

     Class C shares ("Non-Trust Shares") and Class C-Special Series 1 shares ("Trust Shares") in the Equity Fund; Class E shares ("Non-Trust Shares") and Class E-Special Series 1 shares ("Trust Shares") in the Income and Growth Fund; Class H shares ("Non-Trust Shares") and Class H-Special Series 1 shares ("Trust Shares") in the Early Life Cycle Fund; Class I shares ("Non-Trust Shares") and Class I-Special Series 1 shares ("Trust Shares") in the Long-Term Supply of Energy Fund; Class J shares ("Non-Trust Shares") and Class J-Special Series 1 shares ("Trust Shares") in the Productivity Enhancers Fund; Class K shares ("Non-Trust Shares") and Class K-Special Series 1 shares ("Trust Shares") in the Environmentally-Related Products and Services Fund; Class L shares ("Non-Trust Shares") and Class L-Special Series 1 shares ("Trust Shares") in the Aging of America Fund; Class M shares

("Non-Trust Shares") and Class M-Special Series 1 shares ("Trust Shares") in the Communication and Entertainment Fund; Class N shares ("Non-Trust Shares") and Class N-Special Series 1 shares ("Trust Shares") in the Business and Industrial Restructuring Fund; and Class O shares ("Non-Trust Shares") and Class O-Special Series 1 shares ("Trust Shares") in the Global Competitors Fund (each a "Fund" and, collectively, the "Equity Funds"); and

     International Funds
     -------------------

     Class F shares ("Non-Trust Shares") and Class F-Special Series 1 shares ("Trust Shares") in the International Fund; Class P shares ("Non-Trust Shares") and Class P-Special Series 1 shares ("Trust Shares") in the Emerging Americas Fund; Class Q shares ("Non-Trust Shares") and Class Q-Special Series 1 shares ("Trust Shares") in the Pacific/Asia Fund; and Class R shares ("Non-Trust Shares") and Class R-Special Series 1 shares ("Trust Shares") in the Pan European Fund (each a "Fund" and, collectively, the "International Funds").

     In general, shares of each class shall initially be identical except for different expense variables (which will result in different total returns for each class), certain related rights and certain shareholder services. More particularly, the Non-Trust Shares and the Trust Shares shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to an Administrative Services Plan ("Non-12b-1 Plan") and/or a Distribution Plan ("12b-1 Plan") adopted for that class, and
(ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Directors, including a majority of the non-interested directors; (b) the fact that each class shall vote separately on any matter submitted to shareholders that pertains to (i) the Non-12b-1 Plan and/or the 12b-1 Plan adopted for that class or (ii) any class expense borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares of a Fund; and (e) any different shareholder services relating to a class of shares.


B.   Shareholder Servicing and Distribution Arrangements and Sales Charges
     ---------------------------------------------------------------------

          NON-TRUST SHARES

          Non-Trust Shares of each Equity and International Fund shall initially be available for purchase directly by individuals or by institutions. Non-Trust Shares of each Equity and International Fund shall be offered without a sales charge.

          Non-Trust Shares of each Equity and International Fund shall initially be subject to a fee payable to United States Trust Company of New York, its affiliates and correspondent banks, and other institutions (collectively, "Shareholder Organizations") pursuant to the Non-12b-1 Plan adopted for that class which shall not initially exceed .40% (on an annual basis) of the average daily net asset value of the Fund's Non-Trust Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Non-12b-1 Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.

          TRUST SHARES

          Trust Shares of each Equity and International Fund shall initially be available for purchase by customers of financial intermediaries eligible to receive payments under the 12b-1 Plan adopted for that class. Trust Shares of each Equity and International Fund shall be offered without a sales charge.

          Trust Shares of each Equity and International Fund shall initially be subject to a fee payable pursuant to the 12b-1 Plan adopted for that class which initially shall not exceed .75% (on an annual basis) of the daily net asset value of the outstanding Trust Shares of the Fund. Payments under the 12b-1 Plan will be used to compensate the Company's distributor for its services which are intended to result in the sale of Trust Shares.

          Trust Shares of each Equity and International Fund shall initially be subject to a fee payable to Shareholder Organizations pursuant to the Non-12b-1 Plan adopted for that class which shall not initially exceed .40% (on an annual basis) of the average daily net asset value of the Fund's Trust Shares held by customers of such Shareholder Organizations.

          Shareholder services provided under the Non-12b-1 Plan adopted for the class may include (i) assisting in processing purchase, exchange and redemption requests; (ii) transmitting and receiving funds in connection with customer orders to purchase, exchange or redeem shares; and (iii) providing periodic statements.



C.   Shareholder Services
     --------------------

     1. Exchange Privileges
        -------------------

          NON-TRUST SHARES
          ----------------

          Investors shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Non-Trust Shares in a Fund for: (i) Non-Trust Shares of another Fund offered by the Company; (ii) Non-Trust Shares of any investment portfolio offered by Excelsior Tax-Exempt Funds, Inc.; and
(iii) Trust Shares of any investment portfolio offered by Excelsior Institutional Trust, provided that such other shares may legally be sold in the state of the investor's residence.

          TRUST SHARES

          Holders of Trust Shares generally shall initially be permitted to exchange, without an exchange fee imposed by the Company, their Trust Shares in a Fund for: (i) Trust Shares of another Fund offered by the Company; and (ii) Trust Shares of any investment portfolio offered by Excelsior Institutional Trust, provided that such other shares may legally be sold in the state of the investor's residence.

     2.   Retirement Plans
          ----------------

          NON-TRUST AND TRUST SHARES

          The Company generally shall initially make Non-Trust and Trust Shares available for purchase by investors in connection with the following tax-deferred prototype retirement plans: (i) IRAs (including "rollovers" from existing retirement plans) for individuals and their spouses; (ii) profit-sharing and money-purchase plans for corporations and self-employed individuals and their partners to benefit themselves and their employees; and (iii) Keogh plans for self-employed individuals.

     3.   Automatic Investment Program
          ----------------------------

          NON-TRUST SHARES AND TRUST SHARES

          The Company shall initially offer an automatic investment program whereby, in general, an investor may arrange to have Non-Trust Shares or Trust Shares purchased automatically by authorizing the Company's transfer agent to withdraw funds from the investor's bank account.

     4.   Systematic Withdrawal Plan
          --------------------------

          NON-TRUST SHARES AND TRUST SHARES

          The Company shall initially offer a systematic withdrawal plan whereby, in general, an investor may arrange to have Non-Trust Shares or Trust Shares redeemed automatically.

 D.  Methodology for Allocating Expenses Between Classes
     ---------------------------------------------------

          Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of the Funds shall be allocated in accordance with paragraph (c) of Rule 18f-3.